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                                                                   Exhibit 99.1

[Fleetwood Logo]
Fleetwood Enterprises, Inc.
3125 Myers Street
Riverside, CA 92503-5527
Contact: Boyd R. Plowman, Senior Vice President-Finance (909) 351-3340 Lyle Larkin, Vice President-Treasurer (909) 351-3535

                         FLEETWOOD ANNOUNCES $20 MILLION
                            PRIVATE EQUITY PLACEMENT

RIVERSIDE, CALIF., OCTOBER 26, 2001--Fleetwood Enterprises, Inc. (NYSE:FLE), today announced that it has privately placed 2,209,945 restricted shares of Common stock with Acqua Wellington Private Placement Fund, Ltd., for gross proceeds of $20 million.

Fleetwood plans to use the proceeds of the transaction for general corporate purposes.

The shares have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Fleetwood has agreed to register these shares for resale. This press release does not constitute an offer of any securities for sale.

Acqua Wellington Asset Management Ltd. advises a family of funds targeted at investment opportunities among mid-cap and small-cap companies in domestic and global equity markets.

Fleetwood is the nation's largest manufacturer of recreational vehicles and a leading producer and retailer of manufactured housing, with manufacturing operations throughout the U.S. and in Canada.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION BASED ON THE BELIEFS OF FLEETWOOD'S MANAGEMENT AS WELL AS ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO, FLEETWOOD'S MANAGEMENT. SUCH STATEMENTS INCLUDE, WITHOUT LIMITATION, FLEETWOOD'S PLANS REGARDING THE USE OF THE PROCEEDS FROM THE TRANSACTION. SUCH STATEMENTS REFLECT THE CURRENT VIEWS OF FLEETWOOD WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES, AND ASSUMPTIONS, INCLUDING RISK FACTORS IDENTIFIED IN FLEETWOOD'S 10-K AND OTHER SEC FILINGS. THESE RISK FACTORS INCLUDE, WITHOUT LIMITATION, CONTINUED WEAKNESS IN THE MANUFACTURED HOUSING AND RECREATIONAL VEHICLE MARKETS, FLEETWOOD'S ABILITY TO SECURE ADDITIONAL FINANCING ON FAVORABLE TERMS AND IN A TIMELY MANNER, THE AVAILABILITY OF WHOLESALE AND RETAIL FINANCING IN THE FUTURE AND CHANGES IN RETAIL INVENTORY LEVELS IN THE MANUFACTURED HOUSING AND RECREATIONAL VEHICLE INDUSTRIES. ACTUAL RESULTS, EVENTS AND PERFORMANCE MAY DIFFER MATERIALLY. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. FLEETWOOD UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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